As filed with the Securities and Exchange Commission on November 1, 2002
                                                     Registration No.  333-98489
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


SYSCO INTERNATIONAL, CO.                                SYSCO CORPORATION
         (Exact names of co-registrants as specified in their charters)

      NOVA SCOTIA                     5140                     DELAWARE
    (State or other             (Primary Standard           (State or other
    jurisdiction of         Industrial Classification       jurisdiction of
    incorporation or               Code Number)             incorporation or
      organization)                                           organization

                 N/A                                      74-1648137
   ----------------------------------        ----------------------------------
  (I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)

                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                                 (281) 584-1390
     (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                    -----------------------------------------

                               MICHAEL C. NICHOLS
                  Vice President, General Counsel and Secretary
                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                                 (281) 584-1390
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ---------------------

                                   COPIES TO:

                           B. Joseph Alley, Jr., Esq.
                            Arnall Golden Gregory LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8500


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may change. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell or exchange these securities and it is not soliciting an offer to buy or exchange these securities in any state in which the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 1, 2002

PROSPECTUS

                            SYSCO INTERNATIONAL, CO.

                                OFFER TO EXCHANGE

                   $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                              6.10% NOTES DUE 2012
                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                                SYSCO CORPORATION

                                       FOR

                            SYSCO INTERNATIONAL, CO.
                   $200,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                              6.10% NOTES DUE 2012
                     FULLY AND UNCONDITIONALLY GUARANTEED BY
                                SYSCO CORPORATION
                                       AND
                EACH REGISTERED UNDER THE SECURITIES ACT OF 1933

                               THE EXCHANGE OFFER

     o The exchange offer will expire at 5:00 p.m. New York City time, on _____, 2002, unless extended.

     o The exchange offer is not subject to any conditions other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the SEC.

     o We will exchange all old notes that are validly tendered and not validly withdrawn.

     o You may withdraw tenders of old notes at any time before the expiration of the exchange offer.

     o The terms of the new notes are substantially identical to the outstanding notes, except that the new notes and guarantees will be registered and certain transfer restrictions, registration rights and liquidated damages will not apply to the new notes.

     o    We will not receive any proceeds from the exchange offer.

     o We do not intend to list the new notes on any national stock exchange or on Nasdaq.

     o Any old notes that are not validly tendered will remain outstanding and accrue interest but will remain subject to existing transfer restrictions.

     o The exchange of new notes for old notes will not be a taxable event for U.S. and Canadian income tax purposes.

                              ---------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF THE FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH THE EXCHANGE OFFER AND AN EXCHANGE OF OLD NOTES FOR NEW NOTES.

     We are not asking you for a proxy, and you are requested not to send us a proxy.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ----------------------

               The date of this prospectus is November ___, 2002.

                                TABLE OF CONTENTS
                                                                            PAGE


WHERE YOU CAN FIND MORE INFORMATION............................................1
INCORPORATION BY REFERENCE.....................................................1
FORWARD-LOOKING STATEMENTS.....................................................2
SUMMARY........................................................................3
RISK FACTORS..................................................................11
USE OF PROCEEDS...............................................................15
RATIO OF EARNINGS TO FIXED CHARGES............................................15
CAPITALIZATION................................................................16
THE EXCHANGE OFFER............................................................17
DESCRIPTION OF NEW NOTES......................................................26
UNITED STATES FEDERAL AND CANADIAN INCOME TAX CONSIDERATIONS..................39
PLAN OF DISTRIBUTION..........................................................43
LEGAL MATTERS.................................................................45
EXPERTS.......................................................................45



     In this prospectus, we refer to SYSCO Corporation and its subsidiaries and divisions as "SYSCO" and SYSCO International, Co. and subsidiaries as "SYSCO
International," "we" or "us," unless we specifically state otherwise or the context indicates otherwise. References to the "old notes" mean the 6.10% notes due 2012 that we issued on May 23, 2002. References to the "new notes" mean the 6.10% notes due 2012 that we have registered under the Securities Act of 1933 and that we are offering in exchange for the old notes.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                       WHERE YOU CAN FIND MORE INFORMATION

     SYSCO files annual, quarterly and current reports, proxy and information statements and other information with the Securities and Exchange Commission. You may read and copy any materials SYSCO files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference room. SYSCO's SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

     We and SYSCO Corporation have also filed a registration statement with the SEC relating to the new notes described in this prospectus. This prospectus is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we and SYSCO filed with the SEC when we and SYSCO registered the new notes. The registration statement may contain additional information that may be important to you.

     You should rely only on the information contained or incorporated by reference in this prospectus. Neither we nor SYSCO have authorized anyone else to provide you with additional or different information. We are only offering to exchange the old notes for new notes in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

                           INCORPORATION BY REFERENCE

     The SEC allows SYSCO to "incorporate by reference" information it files with the SEC, which means that SYSCO can disclose important information to you by referring you to those documents filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and information that SYSCO subsequently files with the SEC will automatically update and supercede information in this prospectus and in SYSCO's other filings with the SEC. SYSCO incorporates by reference the document listed below, which SYSCO has already filed with the SEC, and any future filings SYSCO makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than the Audit Committee Report, the Report of the Compensation Committee and the Performance Graph included in SYSCO's definitive proxy statement), until the later of the date on which we have completed the exchange offer or the end of the period during which this prospectus is available for use by participating broker-dealers and others with similar prospectus delivery requirements for use in connection with any resale of new notes:

     o SYSCO's annual report on Form 10-K for the fiscal year ended June 29, 2002; and

     o    SYSCO's current report on Form 8-K filed on October 28, 2002.

     You may request a copy of these filings, other than an exhibit to a filing, unless that exhibit is specifically incorporated by reference into the filing, at no cost, and a copy of the indenture and the registration rights agreement that we refer to in this prospectus by writing or calling us at the following address:

                                SYSCO Corporation
                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                                 (281) 584-1390
                         Attention: Corporate Secretary

     To obtain timely delivery of this information, you must request it no later than five (5) business days before _____, 2002, the expiration date of the exchange offer.

                           FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify SYSCO's and our forward-looking statements by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "forecast," "budget," "goal," "outlook" or other words that convey the uncertainty of future events or outcomes. These statements include statements about long-term debt to capitalization target ratios, anticipated capital expenditures and SYSCO's ability to meet future cash requirements and maintain liquidity. These statements are based on SYSCO's or our expectations and assumptions about future events at the time the statements were made and are subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, many of which are beyond SYSCO's and our control, that could cause the actual results to differ materially from those contemplated in the forward-looking statements. In addition to the assumptions and other factors referred to specifically in connection with forward-looking statements, factors that could cause the actual results to differ materially include the factors described under the caption "Risk Factors" in this prospectus and other factors described in SYSCO's SEC filings incorporated by reference into this prospectus. In addition, SYSCO's ability to meet future cash requirements and maintain liquidity could be affected by conditions in the economy and the industry and internal factors such as the ability to control expenses. The ability to meet long-term debt to capitalization target ratios may also be affected by share repurchases, cash flow, acquisitions and internal growth. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on the business, financial condition and results of operations of SYSCO and its subsidiaries. For these reasons, we caution you not to place undue reliance on SYSCO's or our forward-looking statements. Neither we nor SYSCO undertake any obligation to update these forward-looking statements unless the securities laws require us to do so.

                                     SUMMARY

You  should  read  the  following   summary  together  with  the  more  detailed
information included or incorporated by reference in this prospectus about us, SYSCO and this offering.

                            SYSCO INTERNATIONAL, CO.

SYSCO International, Co. is an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada and a wholly owned subsidiary of SYSCO. SYSCO International, Co. is a holding company with no independent operations, sources of income or assets, other than equity interests in its subsidiaries. Through its wholly-owned subsidiaries, SYSCO International, Co. owns the SERCA foodservice distribution business, which was recently acquired, as discussed below. As of September 28, 2002, SYSCO International, Co. had outstanding Canadian (CAD) $78,579,000 ($50,016,000 at September 28, 2002 exchange rates) of short-term promissory notes issued pursuant to a commercial paper program and $200,000,000 principal amount of old notes. This commercial paper was issued primarily to finance the acquisition of SERCA and to provide working capital for some of SYSCO's Canadian operations. The old notes were issued to repay a portion of the commercial paper.

Our principal offices are c/o SYSCO Corporation at 1390 Enclave Parkway, Houston, Texas 77077.

                                SYSCO CORPORATION

SYSCO Corporation, acting through its subsidiaries and divisions, is the largest North American distributor of food and related products to the foodservice or "food-prepared-away-from-home" industry. SYSCO provides its products and services to more than 400,000 customers, including:

     o    restaurants;

     o    healthcare and educational facilities;

     o    lodging establishments; and

     o    other foodservice customers.

Since SYSCO's formation in 1969, its annual sales have grown from approximately $115 million to over $23 billion in fiscal 2002, both through internal expansion of existing operations and acquisitions of formerly independent companies. Through the date of this prospectus, SYSCO has acquired sixty-nine (69) companies or divisions of companies. Food products distributed by SYSCO include:

     o a full line of frozen foods, such as meats, fully prepared entrees, fruits, vegetables and desserts;

     o    a full line of canned and dry foods;

     o    fresh meats, poultry and seafood;

     o    imported specialties;

     o    fresh produce;

     o    dairy products; and

     o    beverages.

SYSCO also supplies a wide variety of nonfood items, including:

     o    paper products, such as disposable napkins, plates and cups;

     o    tableware, such as china and silverware;

     o    restaurant and kitchen equipment and supplies;

     o    medical and surgical supplies;

     o    cleaning supplies; and

     o personal care guest amenities, housekeeping supplies, room accessories and textiles to the lodging industry.

SYSCO distributes both nationally branded merchandise and products packaged under its own proprietary brands.

SYSCO is a Delaware corporation, with its principal executive offices located at 1390 Enclave Parkway, Houston, Texas 77077-2099.

                               RECENT DEVELOPMENTS

In October 2002, SYSCO acquired Abbott Foods Inc., an independently owned broadline foodservice distributor located in Columbus, Ohio.

In October 2002, SYSCO acquired Pronamics, the quick-service distribution division of priszm brandz (priszm). priszm is the owner and operator of more than 750 quick-service restaurants in Canada. As part of the transaction, priszm entered into a distribution contract in which SYSCO will become priszm's national distributor of all food products, paper and other merchandise.

                            SUMMARY OF EXCHANGE OFFER

The following summary is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained in "The Exchange Offer" section of this prospectus.

THE EXCHANGE        We  are  offering  to  issue  up to  $200,000,000  aggregate
OFFER               principal  amount  of  new  notes  in  exchange  for a  like principal  amount of old  notes.  This  exchange  offer will
                    satisfy  our  obligations  under  the  registration   rights
                    agreement  that we entered  into when we sold the old notes.
                    We will issue the new notes on or promptly after the expiration date of the exchange offer.


EXPIRATION DATE;    The exchange  offer will expire at 5:00 p.m.,  New York City
TENDERS             time, on _____, 2002, unless we extend it, in which case the expiration date will mean the latest date and time to which we extend the exchange offer.

                    By tendering your old notes, you represent to us that:

                    o you are not our or SYSCO's "affiliate," as defined in Rule 405 under the Securities Act;

                    o any new notes you receive in the exchange offer are being acquired by you in the ordinary course of your business;

                    o at the time of commencement of the exchange offer, neither you nor, to your knowledge, anyone receiving new notes from you, has any arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the new notes in violation of the Securities Act and you are not engaged in, and do not intend to engage in, the distribution of the new notes, as defined in the Securities Act; and

                    o if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired by you as a result of your market-making or other trading activities and you will deliver a prospectus in connection with any resale of the new notes you receive. For further information regarding resales of the new notes by participating broker-dealers, see the discussion below under the caption "Plan of Distribution."

 RESALE We believe that the new notes may be offered for resale, resold and otherwise transferred by you (unless you acquired the old notes to be exchanged directly from us) without compliance with the registration or prospectus delivery provisions of the Securities Act if:

                    o    you are not our or SYSCO's "affiliate;"

                    o you are acquiring the new notes in the ordinary course of your business; and

                    o you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a distribution of the new notes.

                    Each participating broker-dealer that receives new notes for its own account under the exchange offer in exchange for old notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

                    Any holder of old notes who:

                    o    is our or SYSCO's "affiliate;"

                    o acquired the old notes to be exchanged directly from us;

                    o does not acquire new notes in the ordinary course of its business; or

                    o    exchanges  old  notes in the  exchange  offer  with the
                         intention  to  participate,   or  for  the  purpose  of
                         participating, in a distribution of new notes,

                    must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the new notes.


CONDITIONS TO       The exchange  offer is not subject to conditions  other than
EXCHANGE OFFER      that:

                    o it shall not violate applicable law or any applicable interpretation of the staff of the SEC; and

                    o no governmental authority has suspended or threatened to suspend the registration of the exchange offer.

                    The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange.

PROCEDURES FOR      If you wish to tender your old notes for new notes  pursuant
TENDERING OLD       to the exchange  offer,  you must transmit to Wachovia Bank,
NOTES               National  Association,  as exchange  agent, on or before the expiration date, either:

                    o a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, together with your old notes and any other required documentation, to the exchange agent at its address listed in this prospectus and on the front cover of the letter of transmittal; or

                    o a computer-generated agent's message transmitted through The Depository Trust Company's Automated Tender Offer Program system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

                    If you cannot satisfy either of these procedures on or before the expiration date, then you should comply with the guaranteed delivery procedures described below.

                    Do  not  send  letters  of   transmittal   or   certificates
                    representing old notes to us.

SPECIAL PROCEDURES If you are a beneficial owner whose old notes are registered FOR BENEFICIAL in the name of a broker, dealer, commercial bank, trust
OWNERS              company  or other  nominee  and you wish to tender  your old
                    notes  in  the  exchange  offer,   you  should  contact  the
                    registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must obtain a properly completed bond power from the registered holder, before completing and executing the letter of transmittal and delivering your old notes.

GUARANTEED          If you wish to  tender  your  old  notes  and time  will not
DELIVERY            permit the documents  required by the letter of  transmittal
PROCEDURES          to reach the exchange agent before the  expiration  date, or the procedure for book-entry transfer cannot be completed before the expiration date, you must tender your old notes according to the guaranteed delivery procedure described in this prospectus under "The Exchange Offer - Procedures for
                    Tendering Old Notes - Guaranteed Delivery Procedures."

ACCEPTANCE OF OLD Subject to the satisfaction or waiver of the conditions to NOTES AND DELIVERY the exchange offer, we will accept for exchange any and all
OF NEW NOTES        old notes which are validly  tendered in the exchange  offer and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue and deliver the new notes on or promptly after the expiration date.

WITHDRAWAL RIGHTS   You may  withdraw  the  tender of your old notes at any time before 5:00 p.m., New York City time, on the expiration date, by complying with the procedures for withdrawal described in this prospectus under "The Exchange Offer -
                    Withdrawal Rights."

FEDERAL INCOME TAX The exchange of old notes will not be a taxable event for CONSIDERATIONS United States federal income tax purposes. For a discussion of the material federal income tax consequences relating to the exchange of old notes, see "United States Federal and Canadian Income Tax Considerations--United States Federal
                    Income Tax Consequences."

EXCHANGE AGENT      Wachovia Bank, National  Association,  the trustee under the indenture  governing  the  old  notes,  is  serving  as  the exchange agent. The address and telephone and fax numbers of
                    the   exchange   agent  are  set  forth  in  "The   Exchange
                    Offer-Exchange Agent."

CONSEQUENCES OF     If you  do not  exchange  your  old  notes  for  new  notes,
FAILURE TO          you will  continue  to be  subject  to the  restrictions  on
EXCHANGE OLD NOTES  transfer  provided  in the old  notes  and in the  indenture
FOR NEW NOTES       (which  governs  both the new notes and the old  notes).  In general,  the old notes may not be offered  or sold,  unless registered  under,  pursuant to an exemption  from,  or in a
                    transaction   not  subject  to,  the   Securities   Act  and
                    applicable state securities laws. We do not currently plan to register the old notes under the Securities Act.

                    Because we anticipate that most holders of old notes will elect to exchange their old notes, we expect that the liquidity of the markets, if any, for the old notes remaining outstanding after the completion of the exchange offer will be substantially limited.

REGISTRATION        The  registration   rights  agreement  entitles  you  to  an
RIGHTS AGREEMENT    opportunity to exchange your old notes for new  transferable notes with substantially the identical terms. The exchange offer satisfies this right. After the exchange offer is completed and you have had the opportunity to receive new notes, you will no longer be entitled to any exchange registration rights with respect to your old notes or to additional interest in respect of the old notes in the event certain requirements of the registration rights agreement are not satisfied.

USE OF PROCEEDS     Neither  we nor SYSCO will  receive  any  proceeds  from the issuance of the new notes.

                      SUMMARY DESCRIPTION OF THE NEW NOTES

The following summary description is not intended to be complete. You should read the full text and more specific details contained in the "Description of New Notes" section of this prospectus.


ISSUER              SYSCO International, Co.

THE NEW NOTES       $200 million  aggregate  principal amount of 6.10% Notes due
                    June 1, 2012.

MATURITY DATE       The new notes will mature on June 1, 2012,  if not  redeemed earlier.

INTEREST PAYMENT    Interest on the new notes is payable on June 1 and  December
DATES               1 of each year, commencing on December 1, 2002.

OPTIONAL            The new  notes may be  redeemed  by us at any time by paying
REDEMPTION          the  greater of  principal  and  interest  or a  "make-whole amount."

RANKING The new notes are unsecured obligations of SYSCO International, Co. and will rank equally with each other and with all other unsecured and unsubordinated debt of SYSCO International, Co. The new notes will be effectively subordinated to all existing and future indebtedness and other liabilities (excluding intercompany liabilities) of our subsidiaries. On September 28, 2002, our subsidiaries had aggregate liabilities (excluding intercompany liabilities) of approximately $103,718,000. See "Description of New Notes--General."

GUARANTEES          Our  parent  company,  SYSCO  Corporation,  will  fully  and unconditionally  guarantee  the payment of all principal and interest under the new notes. SYSCO Corporation's guarantees of the new notes will rank  equally with each other and with
                    all  other  unsecured  and  unsubordinated   debt  of  SYSCO
                    Corporation,   which  totaled  $1.278   billion   (including
                    $249,399,000 of guarantees of SYSCO International, Co.'s and other  subsidiaries'  debt) as of September 28, 2002.  SYSCO
                    Corporation's guarantees will be effectively subordinated to all existing and future  indebtedness and other  liabilities
                    (excluding    intercompany     liabilities)    of    SYSCO's
                    subsidiaries.  On September 28, 2002,  SYSCO's  subsidiaries
                    had   aggregate    liabilities    (excluding    intercompany
                    liabilities) of approximately $2.227 billion.

RESTRICTIVE         The  indenture  governing  the  new notes will restrict  our
COVENANTS           ability  and   the  ability  of  SYSCO  to  create   certain
                    liens, enter into sale and leaseback transactions and merge or consolidate.

                                  RISK FACTORS

You should carefully consider the following risk factors and the other information included or incorporated by reference in this prospectus before deciding to tender your old notes in exchange for new notes pursuant to the exchange offer.

RISKS RELATED TO THE NEW NOTES

WE ARE A HOLDING COMPANY WITH NO INDEPENDENT OPERATIONS AND, ACCORDINGLY, WILL DEPEND ON THE CASH FLOW OF SYSCO AND SYSCO'S SUBSIDIARIES TO SATISFY OUR OBLIGATIONS UNDER THE NEW NOTES.

We are a holding company with no independent operations, sources of income or assets, other than our equity interests in our subsidiaries. We will depend on payments on intercompany loans or dividends or other distributions from SYSCO's subsidiaries or payments to us by SYSCO to make payments on the new notes. Our subsidiaries and other affiliates to which we have made loans are separate legal entities that have no obligation to pay any amounts due pursuant to the new notes. We cannot assure you that the amounts we receive from SYSCO or its subsidiaries will be sufficient to enable us to service our obligations under the new notes.

SYSCO'S SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT ITS FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NEW NOTES.

SYSCO has a significant amount of indebtedness. As of September 28, 2002, SYSCO had, on a consolidated basis, outstanding total debt of $1.329 billion, and stockholders' equity of $2.194 billion. SYSCO's ratio of earnings to fixed charges for the fiscal year ended June 29, 2002 was 16.4x.

SYSCO's substantial amount of debt could have important consequences for you. For example, it could:

     o make it more difficult for us to satisfy our obligations with respect to the new notes;

     o limit SYSCO's ability to obtain additional financing, if needed, for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;

     o increase SYSCO's vulnerability to adverse economic and industry conditions;

     o limit SYSCO's flexibility in planning for, or reacting to, changes in its business and its industry; and

     o place SYSCO at a competitive disadvantage compared to its competitors that have less debt.

THE  NEW  NOTES  ARE  EFFECTIVELY   SUBORDINATED  TO  ANY  EXISTING  AND  FUTURE
INDEBTEDNESS OF OUR SUBSIDIARIES.

The new notes are effectively subordinated to all existing and future indebtedness and other liabilities (excluding intercompany liabilities) of our subsidiaries. At September 28, 2002, our subsidiaries had aggregate liabilities (excluding intercompany liabilities) of approximately $103,718,000. The indenture does not limit our or our subsidiaries' ability to incur additional indebtedness. Any significant additional indebtedness incurred may adversely impact our ability to service our debt, including our obligations under the new notes.

THE  GUARANTEES  ARE  EFFECTIVELY   SUBORDINATED  TO  ANY  EXISTING  AND  FUTURE
INDEBTEDNESS OF SYSCO CORPORATION'S SUBSIDIARIES.

The guarantees are effectively subordinated to all existing and future indebtedness and other liabilities (excluding intercompany liabilities) of SYSCO's subsidiaries. At September 28, 2002, SYSCO's subsidiaries had aggregate liabilities of approximately $2.227 billion. The indenture does not limit
SYSCO's or its subsidiaries' ability to incur additional indebtedness. Any significant additional indebtedness incurred may adversely impact SYSCO's ability to service its debt, including its obligations under the guarantees.

IF YOU DO NOT EXCHANGE YOUR OLD NOTES FOR NEW NOTES, YOU WILL CONTINUE TO HAVE RESTRICTIONS ON YOUR ABILITY TO RESELL THEM.

The old notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale, or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your old notes for new notes pursuant to the exchange offer, you will not be able to resell, offer to resell, or otherwise transfer the old notes unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the old notes under the Securities Act except in the limited circumstances provided in the registration rights agreement.

IF AN ACTIVE TRADING MARKET DOES NOT DEVELOP FOR THE NEW NOTES, YOU MAY NOT BE ABLE TO RESELL.

There is currently no established market for the new notes. We do not intend to list the new notes on any securities exchange. We cannot assure you that an active trading market for the new notes will develop.

If a market for the new notes does develop, that market may cease to exist at any time. In addition, in any such market, the new notes could trade at prices that may be higher or lower than their principal amount.

The liquidity of any market for the new notes will depend upon various factors, including:

     o    the number of holders of the new notes;

     o the interest of securities dealers in making a market for the new notes;

     o    the overall market for investment grade securities;

     o    SYSCO's and our financial performance and prospects; and

     o    the prospects for companies in our industry generally.

In addition, the liquidity of the trading market in the new notes, and the market price quoted for the new notes, may be adversely affected by changes in the overall market for fixed income securities generally. As a result, an active trading market may not develop for the new notes. If no active trading market develops, you may not be able to resell your notes at their fair market value or at all.

To the extent that old notes are surrendered and accepted in the exchange offer, the trading market for unsurrendered old notes and for surrendered-but-unaccepted old notes could be adversely affected due to the limited amount of old notes that are expected to remain outstanding following the exchange offer. Generally, when there are fewer outstanding securities of an issue, there is less demand to purchase that security, which results in a lower price for the security. Conversely, if many old notes are not surrendered, or are surrendered but unaccepted, the trading market for the new notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer" for further information regarding the distribution of the new notes and the consequences of failure to participate in the exchange offer.

RISKS RELATED TO SYSCO'S BUSINESS

SYSCO IS IN A LOW MARGIN BUSINESS, AND ITS PROFITABILITY MAY BE NEGATIVELY IMPACTED BY FOOD PRICE DEFLATION AND OTHER FACTORS.

The foodservice distribution industry is characterized by relatively high inventory turnover with relatively low profit margins. SYSCO makes a significant portion of its sales at prices that are based on the cost of products it sells plus a percentage markup. As a result, SYSCO's profit levels may be negatively impacted during periods of food price deflation, even though its gross profit percentage may remain relatively constant. The foodservice industry is sensitive to national and regional economic conditions. SYSCO's operating results also are sensitive to, and may be adversely affected by, other factors, including difficulties with the collectability of accounts receivable, inventory control, competitive price pressures, severe weather conditions and unexpected increases in fuel or other transportation-related costs. Although these factors have not had a material adverse impact on its past operations, SYSCO can provide no assurance that one or more of these factors will not adversely affect its future operating results.

SYSCO'S SIGNIFICANT INDEBTEDNESS COULD INCREASE ITS VULNERABILITY TO COMPETITIVE PRESSURES, NEGATIVELY AFFECT ITS ABILITY TO EXPAND AND DECREASE THE MARKET VALUE OF ITS STOCK.

At September 28, 2002, SYSCO had, on a consolidated basis, approximately $1.329 billion of outstanding total debt. Because historically a substantial part of SYSCO's growth has resulted from acquisitions and capital expansion, SYSCO's continued growth depends, in large part, on its ability to continue this expansion. As a result, SYSCO's inability to finance acquisitions and capital expenditures through borrowed funds could restrict its ability to expand. Moreover, any default under the documents governing SYSCO's indebtedness could have a significant adverse effect on the market value of its common stock. Further, SYSCO's leveraged position may also increase its vulnerability to competitive pressures.

BECAUSE IT SELLS FOOD PRODUCTS, SYSCO FACES THE RISK OF EXPOSURE TO PRODUCT LIABILITY CLAIMS.

SYSCO, like any other seller of food, faces the risk of exposure to product liability claims in the event that the use of products sold by it causes injury or illness. With respect to product liability claims, SYSCO believes it has sufficient primary and excess umbrella liability insurance. However, this insurance may not continue to be available at a reasonable cost, or, if available, may not be adequate to cover all of SYSCO's liabilities. SYSCO generally seeks contractual indemnification and insurance coverage from parties supplying its products, but this indemnification or insurance coverage is limited, as a practical matter, to the creditworthiness of the indemnifying party and the policy limits of any insurance provided by suppliers. If SYSCO does not have adequate insurance or contractual indemnification available, product liability relating to defective products could materially reduce its net income and earnings per share.

BECAUSE SYSCO HAS FEW LONG-TERM CONTRACTS WITH SUPPLIERS AND DOES NOT CONTROL THE ACTUAL PRODUCTION OF THE PRODUCTS IT SELLS, IT MAY BE UNABLE TO OBTAIN ADEQUATE SUPPLIES OF ITS PRODUCTS.

SYSCO obtains substantially all of its foodservice products from third-party suppliers. For the most part, SYSCO does not have long-term contracts with its suppliers committing them to provide products to it. Although SYSCO's purchasing volume can provide leverage when dealing with suppliers, suppliers may not provide the foodservice products and supplies SYSCO needs in the quantities it requests. Because it does not control the actual production of the products it sells, SYSCO is also subject to delays caused by interruption in production based on conditions outside its control. These conditions include job actions or strikes by employees of suppliers, weather, crop conditions, transportation interruptions and natural disasters or other catastrophic events. SYSCO's inability to obtain adequate supplies of its foodservice products, as a result of any of the foregoing factors or otherwise, could mean that SYSCO could not fulfill its obligations to customers, and customers may turn to other distributors.

IF SYSCO CANNOT RENEGOTIATE ITS UNION CONTRACTS, ITS PROFITABILITY MAY DECREASE BECAUSE OF WORK STOPPAGES.

As of June 29, 2002, approximately 9,700 employees at 50 of SYSCO's operating companies were members of 59 different local unions associated with the International Brotherhood of Teamsters and other labor organizations. In fiscal 2003, 14 agreements covering approximately 2,130 employees will expire. Failure of the operating companies to effectively renegotiate these contracts could result in work stoppages. Although SYSCO's operating subsidiaries have not experienced any significant labor disputes or work stoppages to date, and SYSCO believes they have satisfactory relationships with their unions, a work stoppage due to failure of one or more operating subsidiaries to renegotiate a union contract, or otherwise, could have a material adverse effect on SYSCO.

IF  SYSCO  CANNOT   INTEGRATE   ACQUIRED   COMPANIES  WITH  ITS  BUSINESS,   ITS
PROFITABILITY MAY DECREASE.

If SYSCO is unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner, its profitability may decrease. Integration of an acquired business may be more difficult when it acquires a business in a market in which it has limited or no expertise, or with a corporate culture different from its own. If SYSCO is unable to integrate acquired businesses successfully, it may incur substantial costs and delays in increasing its customer base. In addition, the failure to integrate acquisitions successfully may divert SYSCO's management's attention from existing business and may damage its relationships with its key customers and suppliers.

PROVISIONS IN SYSCO'S CHARTER AND STOCKHOLDER RIGHTS PLAN MAY INHIBIT A TAKEOVER OF SYSCO.

Under its Restated Certificate of Incorporation, SYSCO's board of directors is authorized to issue up to 1.5 million shares of preferred stock without stockholder approval. Issuance of these shares could make it more difficult for anyone to acquire SYSCO without approval of the board of directors, depending on the rights and preferences of the stock issued. In addition, if anyone attempts to acquire SYSCO without approval of the board of directors of SYSCO, the stockholders  of SYSCO  have  the  right to  purchase  preferred  stock of SYSCO pursuant to its stockholder rights plan, which could result in substantial dilution to a potential acquiror. The existence of either of these provisions could deter hostile takeover attempts that might result in an acquisition of SYSCO that could otherwise have been financially beneficial to SYSCO's stockholders.

                                 USE OF PROCEEDS

     This exchange offer is intended to satisfy our obligations under the registration rights agreement. Neither we nor SYSCO will receive any proceeds from the exchange offer. You will receive, in exchange for old notes tendered by you and accepted by us in the exchange offer, new notes in the same principal amount. The old notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the new notes will not result in any increase of our outstanding debt. We have agreed to pay the expenses of the exchange offer.

                       RATIO OF EARNINGS TO FIXED CHARGES

SYSCO's ratio of earnings to fixed charges for each of the periods indicated is as follows:

--------------------------------------------------------------------------------
                                              FISCAL YEAR ENDED
                      ----------------------------------------------------------
                        JUNE 29,    JUNE 30,    JULY 1,    JULY 3,    JUNE 27,
                          2002       2001       2000       1999(1)      1998
                        -------     -------     ------     -------    -------

Ratio of earnings
to fixed  charges        16.4x       13.2x       10.8x       8.6x       9.4x
--------------------------------------------------------------------------------

(1)  The fiscal year ended July 3, 1999 was a 53-week year.

For the purpose of calculating this ratio, "earnings" consist of earnings before income taxes and fixed charges (exclusive of interest capitalized). "Fixed charges" consist of interest expense, capitalized interest and the estimated interest portion of rents.

                                 CAPITALIZATION

The following table sets forth SYSCO's consolidated capitalization as of June 29, 2002.

--------------------------------------------------------------------------------

(IN THOUSANDS)                                               AS OF JUNE 29, 2002
--------------------------------------------------------------------------------

CURRENT MATURITIES OF LONG-TERM DEBT                               $13,754

LONG-TERM DEBT:

   Senior notes, interest at 6.10%, maturing in fiscal 2012......  199,366
   Senior notes, interest at 4.75%, maturing in fiscal 2006......  199,569
   Senior notes, interest at 6.5%, maturing in fiscal 2005.......  149,733
   Senior notes, interest at 7.0%, maturing in fiscal 2006.......  200,000
   Senior notes, interest at 7.25%, maturing in fiscal 2007......   99,813
   Debentures, interest at 7.16%, maturing in fiscal 2027........   50,000
   Debentures, interest at 6.50%, maturing in fiscal 2029........  224,381
   Industrial Revenue Bonds,  mortgages and other debt,
       interest averaging 5.1%, maturing at various dates
       through fiscal 2026, net of current maturities............   53,445
                                                                 ---------
   Total long-term debt .........................................1,176,307

SHAREHOLDERS' EQUITY:

   Preferred stock, $1 par value; 1,500,000 shares
        authorized; none issued.................................        --
   Common stock, $1 par value; 1,000,000,000 shares
        authorized; 765,174,900 shares issued...................   765,175
   Paid-in capital..............................................   217,891
   Retained earnings............................................ 2,869,417
   Other comprehensive loss.....................................   (65,435)
   Less cost of treasury stock (111,634,603 shares).............(1,654,529)
                                                                ----------
   Total shareholders' equity................................... 2,132,519
                                                                ----------
TOTAL CAPITALIZATION............................................$3,322,580
                                                                ==========

--------------------------------------------------------------------------------

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

We sold the old notes on May 23, 2002, pursuant to a purchase agreement, which we refer to in this prospectus as the purchase agreement, dated as of May 20, 2002, among us, SYSCO and JP Morgan Securities, Inc. on its own behalf and as representative of the initial purchasers of the old notes. These initial purchasers subsequently sold some or all of the old notes to:

     o "qualified institutional buyers," as defined in Rule 144A under the Securities Act, in reliance on Rule 144A, and to

     o persons in offshore transactions in reliance on Regulation S under the Securities Act.

As a condition to the initial sale of the old notes, we and the initial purchasers entered into a registration rights agreement dated as of May 23, 2002. Pursuant to the registration rights agreement, we agreed to:

     o file a registration statement under the Securities Act with respect to the new notes with the SEC by August 21, 2002; and

     o use our reasonable best efforts to cause the registration statement to become effective under the Securities Act on or before November 19, 2002.

We agreed to issue and exchange the new notes for all old notes validly tendered and not validly withdrawn before the expiration of the exchange offer. A copy of the registration rights agreement has been filed as an exhibit to the registration statement which includes this prospectus. The registration statement is intended to satisfy some of our obligations under the registration rights agreement and the purchase agreement.

The term "holder" with respect to the exchange offer means any person in whose name old notes are registered on the trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company, which we refer to as the Depositary or DTC, who desires to deliver the old note by book-entry transfer at DTC.

RESALE OF THE NEW NOTES

We believe that you will be allowed to resell the new notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the Securities Act, if you can make the representations set forth below under "The Exchange Offer--Procedures for Tendering Old Notes." However, if you intend to participate in a distribution of the new notes, you acquired the old notes to be exchanged directly from us or you are an "affiliate" of us as defined in Rule 405 of the Securities Act, you must comply with the registration requirements of the Securities Act and deliver a prospectus, containing, among other information, the information pertaining to selling shareholders required by Items 507 and 508 of Regulation S-K under the Securities Act unless an exemption from registration is otherwise available to you. You have to represent to us in the letter of transmittal accompanying this prospectus that you meet the conditions exempting you from these registration requirements.

We base our view on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like ours. However, we have not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat it in the same way it has treated other exchange offers in the past.

A broker-dealer may only participate in the exchange offer if it has bought old notes for market-making or other trading activities. Such a participating broker-dealer has to deliver a prospectus in order to resell any new notes it receives for its own account in the exchange. This prospectus may be used by such a participating broker-dealer to resell any of its new notes. We have agreed in the registration rights agreement to send this prospectus to any broker-dealer that requests copies for a period of up to 180 days after the expiration of the exchange offer. See "Plan of Distribution" for more information regarding broker-dealers.

The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws.

TERMS OF THE EXCHANGE OFFER

General. Based on the terms and conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all old notes validly tendered and not validly withdrawn before the expiration date.

Subject to the minimum denomination requirements of the new notes, we will issue $1,000 principal amount of new notes in exchange for each $1,000 principal amount of outstanding old notes validly tendered pursuant to the exchange offer and not validly withdrawn before the expiration date. Holders may tender some or all of their old notes pursuant to the exchange offer. However, old notes may be tendered only in amounts that are integral multiples of $1,000 principal amount.

The form and terms of the new notes are the same as the form and terms of the old notes except that:

     o the new notes will be registered under the Securities Act and, therefore, the new notes will not bear legends restricting the transfer of the new notes, and

     o holders of the new notes will not be entitled to any of the exchange registration rights of holders of old notes under the registration rights agreement, which rights will terminate upon the completion of the exchange offer.

The new notes of a particular series will evidence the same indebtedness as the old notes of that same series, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture that governs the old notes. As a result, both the new notes of a particular series and the old notes of that same series will be treated as a single series of debt securities under the indenture. The exchange offer does not depend on any minimum aggregate principal amount of old notes being surrendered for exchange.

As of the date of this prospectus, $200,000,000 in aggregate principal amount of the old notes is outstanding, all of which is registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, we have fixed the close of business on ______________, 2002 as the record date for the exchange offer for purposes of determining the persons to whom we will initially mail this prospectus and the letter of transmittal. There will be no fixed record date for determining holders of the old notes entitled to participate in this exchange offer.

As a holder of old notes, you do not have any appraisal or dissenters' rights or any other right to seek monetary damages in court under the Delaware General Corporation Law, the laws of the province of Nova Scotia, Canada or the indenture governing the notes. We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Exchange Act, and the related rules and regulations of the SEC. Old notes that are not surrendered for exchange in the exchange offer will remain outstanding and interest on these notes will continue to accrue.

We will be deemed to have accepted validly surrendered old notes if and when we give oral or written notice of our acceptance to Wachovia Bank, National Association, which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders of old notes for the purpose of receiving the new notes from us.

If you surrender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of old notes. We will pay all charges and expenses in connection with the exchange offer, other than certain applicable taxes described under "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

The "expiration date" means 5:00 p.m., New York City time, on ____________, 2002, unless we extend the exchange offer, in which case the expiration date will be the latest date and time to which we extend the exchange offer.

In order to extend the exchange offer, we will:

     o notify the exchange agent of any extension by oral or written communication; and

     o issue a press release or other public announcement, which will report the approximate dollar amount of old notes deposited, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

During any extension of the exchange offer, all old notes previously surrendered and not withdrawn will remain subject to the exchange offer.

We reserve the right:

     o    to delay accepting any old notes;

     o    to amend the terms of the exchange offer in any manner;

     o    to extend the exchange offer; or

     o if, in the opinion of our counsel, the consummation of the exchange offer would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent.

Any delay in acceptance, extension, termination, or amendment will be followed as soon as practicable by a press release or other public announcement. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the registered holders of the old notes, and we will extend the exchange offer for a period of time that we will determine, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.

We will have no obligation to publish, advertise, or otherwise communicate any public announcement that we may choose to make, other than by making a timely release to an appropriate news agency.

In all cases, issuance of the new notes for old notes that are accepted for exchange will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal or a book-entry confirmation with an agent's message, in each case, with all other required documents. However, we reserve the absolute right to waive any conditions of the exchange offer or any defects or irregularities in the surrender of old notes. If we do not accept any surrendered old notes for any reason set forth in the terms and conditions of the exchange offer or if you submit old notes for a greater principal amount than you want to exchange, we will return the unaccepted or non-exchanged old notes to you, or substitute old notes evidencing the unaccepted or non-exchanged portion, as appropriate. See "--Return of Old Notes."

INTEREST ON THE NEW NOTES

The new notes will accrue cash interest on the same terms as the old notes, i.e., at the rate of 6.10% per year (using a 360-day year consisting of twelve 30-day months), payable semi-annually in arrears on June 1 and December 1 of each year. Old notes accepted for exchange will not receive accrued interest at the time of exchange. However, each new note will bear interest:

     o from the later of (1) the last interest payment date on which interest was paid on the old note surrendered in exchange for the new note or
          (2) if the old note is exchanged for the new note on a date after the record date for an interest payment date to occur on or after the date of the exchange and as to which that interest will be paid, the date of that interest payment date; or

     o    if no interest has been paid on the old note, from May 23, 2002.

PROCEDURES FOR TENDERING OLD NOTES

If you wish to surrender old notes you must:

     o complete and sign the letter of transmittal or send a timely confirmation of a book-entry transfer of old notes to the exchange agent;

     o have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal; and

     o mail or deliver the required documents to the exchange agent at its address set forth in the letter of transmittal for receipt before the expiration date.

In addition, either:

     o certificates for old notes must be received by the exchange agent along with the letter of transmittal;

     o a timely confirmation of a book-entry transfer of old notes into the exchange agent's account at DTC, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent before the expiration date; or

     o    you  must   comply   with  the   procedures   described   below  under
          "--Guaranteed Delivery Procedures."

If you do not withdraw your surrender of old notes before the expiration date, it will indicate an agreement between you and us that you have agreed to surrender the old notes, in accordance with the terms and conditions in the letter of transmittal.

The method of delivery of old notes, the letter of transmittal, and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent before the expiration date. Do not send any letter of transmittal or old notes to us. You may request that your broker, dealer, commercial bank, trust company, or nominee effect the above transactions for you.

If you are a beneficial owner of the old notes and you hold those notes through a broker, dealer, commercial bank, trust company, or other nominee and you want to surrender your old notes, you should contact that intermediary promptly and instruct it to surrender the old notes on your behalf.

Generally, an eligible institution must guarantee signatures on a letter of transmittal unless:

     o you tender your old notes as the registered holder, which term includes any participant in DTC whose name appears on a security listing as the owner of old notes, and the new notes issued in exchange for your old notes are to be issued in your name and delivered to you at your registered address appearing on the security register for the old notes; or

     o    you  surrender   your  old  notes  for  the  account  of  an  eligible
          institution.

An "eligible institution" is:

     o a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

     o a commercial bank or trust company having an office or correspondent in the United States; or

     o an "eligible guarantor institution" as defined by Rule 17Ad-15 under the Exchange Act.

In each instance, the entity must be a member of one of the signature guarantee programs identified in the letter of transmittal.

If the new notes or unexchanged old notes are to be delivered to an address other than that of the registered holder appearing on the security register for the old notes, an eligible institution must guarantee the signature in the letter of transmittal.

Your surrender will be deemed to have been received as of the date when:

     o the exchange agent receives a properly completed and signed letter of transmittal accompanied by the old notes, or a confirmation of book-entry transfer of the old notes into the exchange agent's account at DTC with an agent's message; or

     o the exchange agent receives a notice of guaranteed delivery from an eligible institution.

Issuances of new notes in exchange for old notes surrendered pursuant to a notice of guaranteed delivery or letter to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal, and any other required documents, and deposit of the surrendered old notes, or confirmation of a book-entry transfer of the old notes into the exchange agent's account at DTC pursuant to the book-entry procedures described below.

We will make the determination regarding all questions relating to the validity, form, eligibility, including time of receipt, acceptance, and withdrawal of surrendered old notes, and our determination will be final and binding on all parties.

We reserve the absolute right to reject any and all old notes improperly surrendered. We will not accept any old notes if our acceptance of them would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defects, irregularities, or conditions of surrender as to any particular old note. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with surrenders of old notes within the time we determine. Although we currently intend to notify holders of defects or irregularities in connection with surrenders of old notes, neither we, the exchange agent, nor anyone else will incur any liability for failure to give that notice. Surrenders of old notes will not be deemed to have been made until any defects or irregularities have been cured or waived.

We have no current plan to acquire any old notes that are not surrendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not surrendered pursuant to the exchange offer. We reserve the right in our sole discretion to purchase or make offers for any old notes that remain outstanding after the expiration date. To the extent permitted by law, we also reserve the right to purchase old notes in the open market, in privately negotiated transactions, or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

Pursuant to the letter of transmittal, if you elect to surrender old notes in exchange for new notes, you must exchange, assign, and transfer the old notes to us and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to the surrendered old notes, with full power of substitution, among other things, to cause the old notes to be assigned, transferred, and exchanged. By executing the letter of transmittal, you make the representations and warranties set forth below to us. By executing the letter of transmittal you also promise, on our request, to execute and deliver any additional documents that we consider necessary to complete the transactions described in the letter of transmittal.

By executing the letter of transmittal and surrendering old notes in the exchange offer, you will be representing to us that, among other things,

     o you have full power and authority to tender, exchange, assign, and transfer the old notes surrendered;

     o we will acquire good title to the old notes being surrendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, or other obligations relating to their sale or transfer, and not subject to any adverse claim when we accept the old notes;

     o you are acquiring the new notes in the ordinary course of your business;

     o you are not engaging in and do not intend to engage in a distribution of the new notes;

     o    you  have  no  arrangement  or   understanding   with  any  person  to
          participate in the distribution of the new notes;

     o you acknowledge and agree that if you are a broker-dealer registered under the Exchange Act or you are participating in the exchange offer for the purpose of distributing the new notes, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale of the new notes, and that you cannot rely on the position of the SEC's staff set forth in their no-action letters;

     o you understand that a secondary resale transaction described above and any resales of new notes obtained by you in exchange for old notes acquired by you directly from us should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the SEC; and

     o you are not an "affiliate," as defined in Rule 405 under the Securities Act, of us or SYSCO, or, if you are an "affiliate," that you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

If you are a broker-dealer and you will receive new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

Participation in the exchange offer is voluntary. You are urged to consult your financial and tax advisors in making your decision on whether to participate in the exchange offer.

RETURN OF OLD NOTES

If any old notes are not accepted for any reason described in this prospectus, or if old notes are withdrawn or are submitted for a greater principal amount than you want to exchange, the exchange agent will return the unaccepted, withdrawn, or non-exchanged old notes to you or, in the case of old notes surrendered by book-entry transfer, into an account for your benefit at DTC, unless otherwise provided in the letter of transmittal. The old notes will be credited to an account maintained with DTC as promptly as practicable.

BOOK ENTRY TRANSFER

The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's system may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. To effectively tender notes through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Transfer Offer Program. DTC will then edit and verify the acceptance and send an agent's message to the exchange agent for its acceptance. An agent's message is a message transmitted by DTC to the exchange agent stating that DTC has received an express acknowledgment from the participant in DTC tendering the old notes that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce this agreement against the participant.

A delivery of old notes through a book-entry transfer into the exchange agent's account at DTC will only be effective if an agent's message or the letter of transmittal with any required signature guarantees and any other required documents is transmitted to and received by the exchange agent at its address set forth in the letter of transmittal for receipt before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent.

GUARANTEED DELIVERY PROCEDURES

If you wish to surrender your old notes and (1) your old notes are not immediately available so that you can meet the expiration date deadline, (2) you cannot deliver your old notes or other required documents to the exchange agent before the expiration date, or (3) the procedure for book-entry transfer cannot be completed on a timely basis, you may nonetheless participate in the exchange offer if:

     o    you surrender your old notes through an eligible institution;

     o before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by us, by mail or hand delivery, showing the name and address of the holder, the name(s) in which the old notes are registered, the certificate number(s) of the old notes, if applicable, and the principal amount of old notes surrendered; the notice of guaranteed delivery must state that the surrender is being made by the notice of guaranteed delivery and must guarantee that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the old notes, in proper form for transfer, or a book-entry confirmation with an agent's message, as the case may be, and any other required documents, will be delivered by the eligible institution to the exchange agent; and

     o the properly executed letter of transmittal, as well as the certificate(s) representing all surrendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

Unless old notes are surrendered by the above-described method and deposited with the exchange agent within the time period set forth above, we may, at our option, reject the surrender. The exchange agent will send you a notice of guaranteed delivery upon your request if you want to surrender your old notes according to the guaranteed delivery procedures described above.

WITHDRAWAL OF TENDERS OF OLD NOTES

You may withdraw your surrender of old notes at any time before the expiration date.

To withdraw old notes surrendered in the exchange offer, the exchange agent must receive a written notice of withdrawal at its address set forth below before the expiration date. Any notice of withdrawal must:

     o specify the name of the person having deposited the old notes to be withdrawn;

     o identify the old notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the old notes;

     o contain a statement that the holder is withdrawing the election to have the old notes exchanged;

     o be signed by the holder in the same manner as the original signature on the letter of transmittal used to surrender the old notes; and

     o specify the name in which any old notes are to be registered, if different from that of the registered holder of the old notes and, unless the old notes were tendered for the account of an eligible institution, the signatures on the notice of withdrawal must be guaranteed by an eligible institution. If old notes have been surrendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC.

We, in our sole discretion, will make the final determination on all questions regarding the validity, form, eligibility, and time of receipt of notices of withdrawal, and our determination will bind all parties. Any old notes withdrawn will be deemed not to have been validly surrendered for purposes of the exchange offer and no new notes will be issued in exchange unless the old notes so withdrawn are validly surrendered again. Properly withdrawn old notes may be surrendered again by following one of the procedures described above under "--Procedures for Tendering Old Notes" at any time before the expiration date. Any old notes that are not accepted for exchange will be returned at no cost to the holder or, in the case of old notes surrendered by book-entry transfer, into an account for your benefit at DTC pursuant to the book-entry transfer procedures described above, as soon as practicable after withdrawal, rejection of surrender or termination of the exchange offer.

ADDITIONAL OBLIGATIONS

We may be required, under certain circumstances, to file a shelf registration statement. See "Description of New Notes - Registration Rights Agreement and Exchange Offer." In any event, we are under a continuing obligation, for a period of up to 180 days after the SEC declares the registration statement of which this prospectus is a part effective, to keep the registration statement effective and to provide copies of the latest version of this prospectus to any broker-dealer that requests copies for use in a resale, subject to our ability to suspend the effectiveness of any registration statement as described under "Description of New Notes - Registration Rights Agreement and Exchange Offer" below.

CONDITIONS OF THE EXCHANGE OFFER

Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, we do not have to accept for exchange, or exchange new notes for, any old notes, and we may terminate the exchange offer before acceptance of the old notes, if:

     o any statute, rule, or regulation has been enacted or any action has been taken by any court or governmental authority that, in our reasonable judgment, seeks to or would prohibit, restrict, or otherwise render consummation of the exchange offer illegal, or

     o any change, or any development that would cause a change, in our business or financial affairs has occurred that, in our sole judgment, might materially impair our ability to proceed with the exchange offer or a change that would materially impair the contemplated benefits to us of the exchange offer, or

     o a change occurs in the current interpretations by the staff of the SEC that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer.

If we, in our sole discretion, determine that any of the above conditions are not satisfied, we may:

     o refuse to accept any old notes and return all surrendered old notes to the surrendering holders;

     o extend the exchange offer and retain all old notes surrendered before the expiration date, subject to the holders' right to withdraw the surrender of the old notes; or

     o    waive any  unsatisfied  conditions  regarding  the exchange  offer and accept all properly surrendered old notes that have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the old notes, and we will extend the exchange offer for a period of time that we will determine, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.

EXCHANGE AGENT

We have appointed Wachovia Bank, National Association as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the following address:

                       By Mail, Hand or Overnight Courier:

                    Wachovia Bank Customer Information Center
                       Corporate Trust Operations - NC1153
                       1525 West W. T. Harris Blvd. - 3C3
                           Charlotte, N.C. 28262-1153
                             Attention: Marsha Rice

                            To Confirm by Telephone:
                                 (704) 590-7413
            For information with respect to the exchange offer, call
              Investor Relations Department of the Exchange Agent:
                                 (704) 590-7413

FEES AND EXPENSES

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone, or in person by our officers and regular employees or by officers and employees of our affiliates. No additional compensation will be paid to any officers and employees who engage in soliciting tenders.

We have not retained any dealer-manager or other soliciting agent for the exchange offer and will not make any payments to brokers, dealers, or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for related, reasonable out-of-pocket expenses. We may also reimburse brokerage houses and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

We will pay all expenses incurred in connection with the performance of our obligations in the exchange offer, including registration fees, fees and expenses of the exchange agent, the transfer agent and registrar, and printing costs, among others.

We will pay all transfer taxes, if any, applicable to the exchange of the old notes. If, however, new notes, or old notes for principal amounts not surrendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes surrendered, or if a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person surrendering the old notes. If you do not submit satisfactory evidence of payment of those taxes or exemption from payment of those taxes with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

CONSEQUENCES OF FAILURE TO EXCHANGE

Old notes that are not exchanged will remain "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

     o    to us or SYSCO or to any of SYSCO's subsidiaries;

     o inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

     o inside the United States to an institutional accredited investor purchasing for its own account or the account of an institutional accredited investor, if such transfer is in respect of an aggregate principal amount of old notes at the time of transfer of not less than $250,000;

     o outside the United States in compliance with Rule 904 of Regulation S under the Securities Act;

     o pursuant to any other available exemption from registration under the Securities Act; or

     o    pursuant to an effective  registration  statement under the Securities
          Act.

The liquidity of the old notes could be adversely affected by the exchange offer. See "Risk Factors--Risk Factors Relating to the New Notes-- If an active trading market does not develop for the new notes, you may not be able to resell."

ACCOUNTING TREATMENT

For accounting purposes, we will recognize no gain or loss as a result of the exchange offer. We will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the old notes over the remaining term of the new notes.

                            DESCRIPTION OF NEW NOTES

In this "Description of New Notes," (1) all references to "we" or "us" mean SYSCO International, Co. only and do not include its subsidiaries, (2) all references to "SYSCO" mean SYSCO Corporation only and do not include its subsidiaries, and (3) all references to the "notes" are references to both the old notes and the new notes.

GENERAL

The form and terms of the new notes and the old notes are identical in all material respects, except that transfer restrictions and registration rights applicable to the old notes do not apply to the new notes. The old notes were, and the new notes will be, issued under the indenture dated as of May 23, 2002, which is a contract among us, SYSCO, as guarantor, and Wachovia Bank, National Association, as trustee.

The trustee's main role is to enforce the rights of the holders of the notes against us if we default. We describe some limitations on the extent to which the trustee acts on behalf of the holders of the notes under "--Events of Default--Remedies if an Event of Default Occurs." The trustee will also act as registrar, paying agent and authenticating agent and perform administrative duties for us, such as sending out interest payments and notices under the indenture.

The following description of the provisions of the indenture is only a summary. This summary is not complete. We recommend that you read the entire indenture carefully before investing in the new notes. You can obtain a copy of the indenture by following the directions under the caption "Where You Can Find More Information" on page 1 of this prospectus.

After the completion of the exchange offer (see "--Registration and Exchange Offer"), the Trust Indenture Act of 1939 will apply to the indenture. We refer you to the Trust Indenture Act for additional terms and definitions that will apply to the indenture at that time.

PRINCIPAL, MATURITY AND INTEREST

The new notes will be a new series of debt securities under the indenture. The amount of debt securities we can issue under the indenture is unlimited. We issued the old notes in an initial aggregate principal amount of $200,000,000. However, we may issue additional notes from the series of new notes offered by this prospectus and other debt without the consent of the holders of the existing notes and without notifying those holders. Any such additional notes from the same series as the new notes offered by this prospectus will have the same ranking, interest rate, maturity date, redemption rights and other terms as the new notes offered by this prospectus. Any such additional notes, together with the new notes offered by this prospectus and any unexchanged old notes, will constitute a single series of debt securities under the indenture. The new notes will be issued in principal amounts of $1,000 and any integral multiple thereof.

The new notes will mature on June 1, 2012. Interest will accrue on the new notes from the issue date of the new notes at a rate equal to 6.10% per year. We will pay interest on the new notes on June 1 and December 1 of each year, beginning on December 1, 2002. The new notes will not be entitled to any sinking fund. We will make all payments on the new notes without withholding or deducting any taxes or other governmental charges imposed by a United States or Canadian jurisdiction, unless we are required to do so by applicable law. If, however, we are so required, we will not pay any additional, or gross up, amounts with respect to the withholding or deduction.

RANKING

The new notes are not secured by any of our property or assets. The new notes will be our senior unsecured obligations and will rank equally with our existing and future senior unsecured debt and effectively will be junior to our existing and future senior secured debt. The new notes will be effectively subordinated to all existing and future indebtedness and other liabilities (excluding intercompany liabilities) of our subsidiaries. On September 28, 2002, our subsidiaries had aggregate liabilities (excluding intercompany liabilities) of approximately $103,718,000.

SYSCO'S GUARANTEES

SYSCO will unconditionally and irrevocably guarantee the payment of all principal and interest on the new notes. SYSCO's guarantees of the new notes will not be secured by any of its property or assets. SYSCO's guarantees of the notes will be senior unsecured obligations of SYSCO and will rank equally with all its existing and future senior unsecured debt and effectively junior to any senior secured debt it issues in the future. As of September 28, 2002, SYSCO had no senior secured debt and had senior unsecured debt totaling $1.278 billion (including $249,399,000 of guarantees). SYSCO's guarantees will be effectively subordinated to all existing and future indebtedness and other liabilities (excluding intercompany liabilities) of SYSCO's subsidiaries. On September 28, 2002, SYSCO's subsidiaries had aggregate liabilities (excluding intercompany liabilities) of approximately $2.227 billion.

In general, the guarantees provide that if we fail to pay any interest payment or the principal of the new notes when due and payable, SYSCO will, without any action by the trustee or any holder of the new notes, pay the amount of the interest payment or the principal then due. The guarantees will not require holders of the new notes to take any action or institute any proceeding against us in order to demand or receive payments under the guarantees. Although, upon making any such payment, SYSCO will be subrogated to the rights of those holders against us for any payment of interest or principal we fail to make, SYSCO will not be entitled to make a claim against us with respect to those rights until the notes have been paid in full.

OPTIONAL REDEMPTION

We may redeem some or all of the notes at any time. If we choose to redeem any notes prior to maturity, we will pay a redemption price equal to the greater of the following amounts, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date:

     o    100% of the principal amount of the notes being redeemed; or

     o the sum of the present values of the remaining scheduled payments of the principal of and interest on the notes being redeemed (exclusive of interest accrued to the redemption date), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate referred to below plus 15 basis points.

If we choose to redeem any notes, we will mail a notice of redemption not less than 30 days and not more than 60 days before the redemption date to each holder of the notes to be redeemed at its registered address. If we are redeeming less than all the notes, the trustee will select the particular notes or portions of notes to be redeemed by lot or pro rata or by another method the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of notes called for redemption.

For purposes of calculating the redemption price in connection with the redemption of the notes on any redemption date, the following terms have the meanings set forth below:

"Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York or Houston, Texas and on which commercial banks are open for business in New York, New York and Houston, Texas.

"Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the new notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such new notes.

"Comparable Treasury Price" means, with respect to any redemption date, the average of two Reference Treasury Dealer Quotations for that redemption date.

"Quotation Agent" means J. P. Morgan Securities Inc. or its successor.

"Reference Treasury Dealer" means each of (1) J.P. Morgan Securities Inc. or its successors and (2) one other firm that is a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer") which we specify from time to time; provided, however, that, if either of them ceases to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding that redemption date.

"Treasury Rate" means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue; provided that, if no maturity is within three months before or after the maturity date of the notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month; or (2) if such release or any successor release is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

All determinations made by the trustee with respect to determining the redemption price will be final and binding on all parties, absent manifest error.

RESTRICTIVE COVENANTS OF SYSCO

For the benefit of the noteholders, SYSCO will agree to the following restrictive covenants in the indenture in its capacity as guarantor. We define some of the terms we use in the next two subsections below under "Definitions for Restrictive Covenants. "

Limitations on Liens. Neither SYSCO nor any of its Subsidiaries, as defined below, will issue, incur, create, assume or guarantee any debt for borrowed money secured by a mortgage, security interest, pledge, lien, charge or other encumbrance ("mortgage") upon any Principal Property, as defined below, or upon any shares of stock or indebtedness of any Subsidiary that owns or leases a Principal Property (whether such Principal Property, shares or indebtedness now exists or is now owed or is hereafter created or acquired) without in any such case effectively providing concurrently that the notes (together with, if SYSCO shall so determine, any other indebtedness of or guaranteed by SYSCO or such Subsidiary ranking equally with the notes) shall be secured equally and ratably with (or, at the option of SYSCO, prior to) such secured debt.

The foregoing restriction, however, will not apply to each of the following:

     o mortgages on property, shares of stock or indebtedness or other assets of any corporation existing at the time such corporation becomes a Subsidiary, provided that such mortgages or liens are not incurred in anticipation of such corporation's becoming a Subsidiary,

     o mortgages on property, shares of stock or indebtedness or other assets existing at the time of acquisition by SYSCO or a Subsidiary or mortgages to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or indebtedness or other assets to secure any debt incurred prior to, at the time of, or within 180 days after, the latest of the acquisition thereof or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial


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

          commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements,

     o    mortgages to secure indebtedness owing to SYSCO or to a Subsidiary,

     o    mortgages existing at the date of the initial issuance of the notes,

     o mortgages on property of a person existing at the time that person is merged into or consolidated with SYSCO or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a person as an entirety or substantially as an entirety to SYSCO or a Subsidiary, provided that such mortgage was not incurred in anticipation of such merger or consolidation or sale, lease or other disposition,

     o mortgages in favor of the United States of America or any of its states, territories or possessions (or the District of Columbia), or any department, agency, instrumentality or political subdivision of the United States of America or any of its states, territories or possessions (or the District of Columbia), to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, or

     o extensions, renewals or replacements of any mortgage referred to in the list above, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of the indebtedness being extended, renewed or replaced.

Notwithstanding the restrictions outlined above, SYSCO or any Subsidiary may issue, incur, create, assume or guarantee debt secured by a mortgage which would otherwise be subject to those restrictions, without equally and ratably securing the notes, provided that after giving effect to the debt secured by a mortgage, the aggregate amount of all debt so secured by mortgages (not including mortgages described as being permitted under the bullet points listed above) does not exceed 20% of SYSCO's Consolidated Net Tangible Assets.

Limitations on Sale and Lease-Back Transactions. Neither SYSCO nor any of its Subsidiaries will enter into any Sale and Lease-Back Transaction, as defined below, with respect to any Principal Property, other than a transaction involving a lease for a term of not more than three years or any such transaction between the Company and a Subsidiary or between Subsidiaries, unless:

     o SYSCO or such Subsidiary would be entitled to incur indebtedness secured by a mortgage on the Principal Property involved in that transaction at least equal in amount to the Attributable Debt, as defined below, with respect to that Sale and Lease-Back Transaction, without equally and ratably securing the notes pursuant to the limitation on liens covenant described above, or

     o the proceeds of that transaction are at least equal to the fair market value of the affected Principal Property (as determined in good faith by SYSCO's Board of Directors) and SYSCO applies an amount equal to the greater of the net proceeds of that sale or the Attributable Debt with respect to that Sale and Lease-Back Transaction within 180 days of that sale to either, or a combination of:

               o the retirement, other than any mandatory retirement, mandatory prepayment or sinking fund payment or by payment at maturity, of debt for borrowed money of SYSCO or a Subsidiary, other than debt that is subordinated to the notes or debt owed to SYSCO or a Subsidiary, that matures more than 12 months after its creation, or

               o    the  purchase,   construction   or   development   of  other
                    comparable property.

Corporate Existence. Except as otherwise provided in the indenture, SYSCO will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, including us, and all rights and franchises of SYSCO and its Subsidiaries. However, SYSCO will not be required to preserve the corporate existence of any Subsidiary or any right or franchise if SYSCO determines that the preservation of that Subsidiary, right or franchise is no longer desirable in the conduct of business of SYSCO and its Subsidiaries taken as a whole and that the loss of that Subsidiary, right or franchise would not have a material adverse effect on the business, prospects, assets or financial condition of

SYSCO and its Subsidiaries taken as a whole and would not have a material adverse effect on the payment and performance of our obligations under the notes and the indenture or SYSCO's obligations under the guarantees.

DEFINITIONS FOR RESTRICTIVE COVENANTS

"Attributable Debt" with regard to a Sale and Lease-Back Transaction with respect to any property means, at the time of determination, the lesser of: (1) the fair market value of that property, as determined in good faith by SYSCO's Board of Directors; or (2) the present value of the total net amount of rent required to be paid under the lease during the remaining term thereof, including any period for which the lease has been extended, discounted at the rate of interest set forth or implicit in the terms of the lease compounded semiannually, or if not practicable to determine that rate, the Composite Rate. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated, in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated or the net amount determined assuming no such termination.

"Composite Rate" means, at any time, the rate of interest, per annum, compounded semiannually, equal to the sum of the rates of interest borne by each series of notes outstanding under the indenture multiplied, in the case of each series of notes, by the percentage of the aggregate principal amount of all the notes then outstanding represented by that series of notes.

"Consolidated Net Tangible Assets" means, as of any particular time, the aggregate amount of assets, less applicable reserves and other properly deductible items, after deducting therefrom all current liabilities, except for current maturities of long-term debt and of obligations under capital leases, and all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other intangible assets, to the extent included in said aggregate amount of assets, all as set forth on the most recent consolidated balance sheet of SYSCO and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

"Principal Property" means the land, improvements, buildings and fixtures (including any leasehold interest therein) constituting the principal corporate office, any manufacturing plant, any manufacturing, distribution or research facility or any self-serve center, in each case, whether now owned or hereafter acquired, which is owned or leased by SYSCO or any Subsidiary and is located within the United States of America or Canada unless the Board of Directors of SYSCO has determined in good faith that such office, plant facility or center is not of material importance to the total business conducted by SYSCO and its Subsidiaries taken as a whole. With respect to any Sale and Lease-Back Transaction or series of related Sale and Lease-Back Transactions, the determination of whether any property is a Principal Property shall be determined by reference to all properties affected by such transaction or series of transactions.

"Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing by SYSCO or any Subsidiary of any Principal Property, which property has been or is to be sold or transferred by SYSCO or such Subsidiary to such person.

"Subsidiary" means any corporation of which outstanding voting stock having the power to elect a majority of the board of directors of such corporation is at the time owned, directly or indirectly, by SYSCO or by one or more other Subsidiaries, or by SYSCO and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

MERGER, CONSOLIDATION AND SALE OF ASSETS

In the indenture, SYSCO has agreed not to consolidate with or merge into any other person or sell, lease, convey, transfer, or otherwise dispose of all or substantially all of its assets to any person, unless:

     o the continuing entity following the transaction is either SYSCO or a company organized and validly existing under the laws of the United States, any State thereof or the District of Columbia that expressly assumes by a supplemental indenture the performance of the guarantees and SYSCO's covenants and obligations under the indenture and the notes,

     o immediately after giving effect to the transaction, no default or event of default under the notes shall have occurred and be continuing or would result from the transaction, and

     o SYSCO delivers an officers' certificate and an opinion of counsel to the trustee, each stating that the transaction and any supplemental indenture comply with the indenture.

We may assign our rights and obligations under the indenture and the notes to:

     o a person with which SYSCO consolidates, merges or which it acquires or to which it transfers its assets,

     o    SYSCO, or

     o    another SYSCO subsidiary.

In such case, our successor will assume our payment, covenant and other obligations under the indenture. In the case of any assignment to a person other than SYSCO, the covenants of SYSCO under the indenture will remain in effect following the assignment, and SYSCO will execute a new guarantee agreement containing substantially the same covenants. If we assign our rights and obligations under the indenture to SYSCO, then the SYSCO guarantees will no longer apply to the notes, but SYSCO's other covenants and obligations will continue to apply for the benefit of holders of the notes.

REPORTS

We and SYSCO have agreed to deliver to the trustee within 15 days after SYSCO is required to file with the SEC, copies of the annual reports and other information documents and reports which SYSCO is required to file with the SEC.

EVENTS OF DEFAULT

The term "event of default" means any of the following:

     o we default in the payment of any interest on any of the notes and that default continues for 30 days,

     o we default in the payment of any principal on any of the notes, either at maturity, or upon any redemption, by declaration or otherwise,

     o we or SYSCO default in the observance or performance of any other covenant or agreement applicable to the notes or in the indenture for a period of 90 days after written notice of that default is delivered to us or SYSCO by the trustee or by holders of at least 25% in aggregate principal amount of the outstanding securities of all series issued under the indenture that are affected by that default,

     o SYSCO repudiates its obligations under its guarantees of the notes or the guarantees become unenforceable or invalid or are no longer in full force and effect,

     o either we or SYSCO file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur, or

     o any other event of default provided for in a supplemental indenture for the notes.

Remedies if an Event of Default Occurs. If an event of default has occurred and, where applicable, has not been cured, either the trustee or the holders of not less than 25% of the aggregate principal amount of the notes outstanding may declare the entire principal amount of all the notes to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all notes will be automatically accelerated, without any action by the trustee or any holder. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the notes.

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

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability satisfactory to the trustee, which is called an indemnity. If reasonable indemnity is provided, the holders of a majority of the principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the indenture.

Before a holder of notes may bypass the trustee and bring a lawsuit or other formal legal action or take other steps to enforce that holder's rights or protect its interests relating to the notes, the following must occur:

     o that holder must give the trustee written notice that an event of default has occurred and is continuing;

     o the holders of not less than 25% in principal amount of all outstanding notes must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the costs and other liabilities of taking that action;

     o the holders of a majority in principal amount of all outstanding notes must not have given the trustee any direction inconsistent with that request; and

     o the trustee must have not taken action for 60 days after the receipt of the above notice, request and offer of indemnity.

Holders are, however, entitled at any time to bring a lawsuit for the payment of principal and interest due on their notes on or after its due date.

We will furnish to the trustee every year a written statement regarding our performance of our obligations under the indenture and any default in such performance.

MODIFICATION AND WAIVER

With the agreement of SYSCO and the trustee, we can modify and amend the indenture with the consent of the holders of a majority of the principal amount of the outstanding notes. However, we may not, without the consent of each holder of notes to be affected:

     o reduce the amount of notes whose holders must consent to an amendment, supplement or waiver,

     o reduce the rate of or change the time for payment of interest on the notes,

     o reduce the principal of or premium, if any, on or any mandatory sinking fund payment with respect to the notes or change the stated maturity date of the notes or reduce the amount of the principal that would be due and payable upon a declaration of acceleration of the notes,

     o reduce the premium, if any, payable upon redemption of the notes or change the time at which the notes may or shall be redeemed,

     o    change the currency in which interest is payable on the notes,

     o impair the right of any holder to sue for enforcement of any payment of principal of or premium, if any, or interest on the notes,

     o make any change in the percentage of principal amount of notes necessary to waive compliance with specified provisions of the indenture,

     o waive a continuing default or event of default in the payment of principal or premium, if any, or interest on the notes, or

     o modify the obligations of SYSCO under the guarantee in a manner adverse to holders of the notes.

We and the trustee may also modify and amend the indenture without the consent of the holders of the notes in limited circumstances, such as clarifications and changes that would not adversely affect holders of the notes.

The holders of a majority of the principal amount of the outstanding notes may waive our and SYSCO's compliance with the restrictive covenants in the indenture. The holders of at least a majority in aggregate principal amount of the securities of all series at the time outstanding under the indenture may, on behalf of all holders of those securities (including the holders of the notes), waive any past default or event of default under the indenture, except:

     o a default in the payment of principal of, premium, if any, or interest on the notes; and

     o a default in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding note affected.

We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding notes that are entitled to vote or take other action under the indenture in accordance with applicable laws. If we or the trustee set a record date for a vote or other action to be taken by holders of the notes, that vote or action may be taken only by persons who are holders of outstanding securities of the notes on the record date and must be taken within 90 days following the record date.

You should consult your bank or broker for information on how approval may be granted or denied if we seek to change the indenture or the notes or request a waiver.

DEFEASANCE

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can fully defease the notes, which means the notes will be deemed paid and discharged and the provisions of the indenture relating to the notes and the guarantees (subject to some exceptions outlined below) will cease to be of any further effect. In order to fully defease the notes in these circumstances, we must put in place the following arrangements for repayment of the notes and certain other conditions the indenture specifies must be satisfied:

     o we or SYSCO must irrevocably deposit or cause to be deposited with the trustee as trust funds in trust, for the purpose of making the following payments, cash, U.S. government obligations or a combination of cash and U.S. government obligations that will generate sufficient cash to make principal and interest payments on the notes on each date that a principal or interest payment is due,

     o    no event of default shall have occurred and be continuing,

     o there must be a change in current U.S. federal tax law or a U.S. Internal Revenue Service ruling, in either case to the effect that the holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if that deposit and discharge had not occurred, and

     o we or SYSCO must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

If we fully defease the notes, as described above, holders of the notes would have to rely solely on the trust deposit for payment on the notes. Holders could not look to us or SYSCO for payment in the event of a shortfall.

If we fully defease the notes, we will remain obligated under the indenture to:

     o    register the transfer or exchange of notes,

     o    abide by our obligations and duties with respect to the trustee,

     o    replace  mutilated,  defaced,  destroyed,  lost or stolen notes, and

     o    maintain paying agencies and hold moneys for payment in trust.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released and have SYSCO and its other subsidiaries released from some of the restrictive covenants in the indenture, but we would remain obligated to make payments on the notes and SYSCO would remain obligated under the guarantees. This release is called covenant defeasance. If we effect covenant defeasance of the notes, holders would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the notes. In addition, holders of the notes could look to us for repayment of the notes (and to SYSCO under the guarantees) if there were a shortfall in the trust deposit.

In addition to making the same type of deposit described above and meeting certain other conditions the indenture specifies, in order for us to effect covenant defeasance, we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, holders of the notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we effect covenant defeasance of the notes, the following provisions of the indenture and the notes would no longer apply:

     o the promises regarding the conduct of the business of SYSCO and its subsidiaries described above under "--Restrictive Covenants of SYSCO;"

     o    the obligations described above under "--Reports;" and

     o    the conditions  that would apply if either we or SYSCO merge or engage
          in  similar   transactions,   as  described  above  under   "--Merger,
          Consolidation and Sale of Assets."

THE TRUSTEE

The trustee's current address is 5847 San Felipe, Suite 1050, Houston, Texas 77057, Attn: Corporate Trust Administration Department. The trustee is one of a number of banks with which SYSCO maintains ordinary banking relationships. In addition, an affiliate of the trustee was an initial purchaser of the notes.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee must exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest, as defined in the indenture or in the Trust Indenture Act, it must eliminate that conflict or resign.

GOVERNING LAW

The indenture, the notes and the guarantees will be governed by and construed in accordance with the laws of the State of New York.

REGISTRATION RIGHTS AGREEMENT AND EXCHANGE OFFER

As a condition to the initial sale of the notes, we, SYSCO and the initial purchasers entered into a registration rights agreement. Under this agreement, we and SYSCO agreed to:

     o file with the SEC, on or prior to 90 days following the date we issued the old notes, a registration statement under the Securities Act of 1933 with regard to an offer to exchange the old notes for new notes; and

     o use our reasonable best efforts and act in accordance with applicable laws to cause the registration statement for the new notes to become effective under the Securities Act as soon as practicable, but not later than 180 days after the sale of the old notes.

We have satisfied those obligations.

We and SYSCO have also agreed that the exchange offer will be open for a period of at least 20 business days and will be completed within 210 days following the date we issued the old notes. During this period, we will exchange the new notes for all old notes properly surrendered and not withdrawn before the last day of this period. We have also agreed, if requested by the initial purchasers or by certain broker/dealers who hold notes for their own accounts, to include in the registration statement a prospectus for use in any resales by such broker/dealers and to keep the registration statement effective for up to 180 days after the last old notes are accepted for exchange.

Each holder of the old notes, other than certain specified holders, who wishes to accept the exchange offer will be required to make certain representations, including representations that:

     o any new notes to be received by the holder will be acquired in the ordinary course of its business;

     o at the time of the commencement of the exchange offer, the holder has no arrangement or understanding with any person to participate in the distribution (with the meaning of the Securities Act of 1933) of the new notes;

     o the holder did not acquire the old notes to be exchanged directly from us, SYSCO or our affiliate of SYSCO;

     o the holder is not our or SYSCO's "affiliate" (as defined in Rule 405 under the Securities Act of 1933); and

     o the holder is not acting on behalf of any person who could not truthfully make all the foregoing representations.

If:

     o SEC interpretations are changed before we complete the exchange offer such that the new notes received by each holder, except for certain restricted holders, are not or would not be transferable without restriction,

     o the exchange offer has not been completed within 210 days after the sale of the old notes,

     o the exchange offer has been completed and subject to certain conditions the registration rights agreement specifies, a registration statement must be filed and a prospectus must be delivered by certain of the initial purchasers in connection with the offering or sale of the new notes, or

     o any applicable law or interpretation does not allow any holder to participate in the exchange offer, we will file a shelf registration statement for resale of the new notes within 45 days of that obligation arising. We will use our reasonable best efforts in accordance with applicable laws to cause the shelf registration statement to become effective no later than 90 days after the obligation to file arises and to keep the registration effective for up to two years. We will provide the applicable holders with copies of the prospectus, notify them when the resale registration for the new notes has become effective and take other actions reasonably required to permit unrestricted sales of the new notes by those holders who satisfy various conditions relating to the provision of information in connection with the shelf registration statement.

If the holder is not a broker-dealer, it will be required to represent that it is not engaged in, and does not intend to engage in, the distribution of the new notes and that the old notes to be exchanged for new notes were acquired as a result of market-making activities or other trading activities. It will also be required to acknowledge that it will deliver a prospectus in connection with any resale of its new notes.


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

A registration default will exist if any of the following situations occurs:

     o we do not complete the exchange offer within 210 days after the initial issuance of the old notes, or

     o any registration statement required under the registration rights agreement is filed and declared effective but we later withdraw it or the SEC issues an effective stop order suspending its effectiveness, except as specifically permitted in the registration rights agreement, without being succeeded immediately by an additional registration statement filed and declared effective.

During any period of registration default, in addition to the interest we normally pay on the notes, we will pay additional interest on any registrable notes. Additional interest will accrue at an annual rate of 0. 25% per annum during the first 90 days during which a default has occurred and is continuing, and 0. 50% per annum for the remaining period during which a default has occurred and is continuing. Additional interest will not exceed 0. 50% per annum at any time. As soon as we cure all registration defaults, the interest rate on the notes will revert to its original level.

This description of the registration rights agreement is a summary only. The summary is not complete. We recommend that you read the entire registration rights agreement carefully before exchanging old notes. You can obtain a copy of the registration rights agreement by following the directions under the caption "Where You Can Find More Information" on page 1 of this prospectus.

BOOK-ENTRY DELIVERY AND SETTLEMENT

THE GLOBAL NOTES

We will issue the new notes in the form of one or more global notes in fully registered form. The global notes will be deposited with or on behalf of The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or another nominee of DTC or will remain in the custody of the trustee in accordance with the FAST Balance Certificate Agreement between DTC and the trustee.

You may hold beneficial interests in the global note directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

What is a Global Security? A global security, such as a global note, is a special type of security held in the form of a certificate by a depositary for the investors in a particular issue of securities. The aggregate principal amount of the global security equals the sum of the principal amounts of the issue of securities it represents. The depositary or its nominee is the sole legal holder of the global security. The beneficial interests of investors in the issue of securities are represented in book-entry form in the computerized records of the depositary. If investors want to purchase securities represented by a global security, they must do so through brokers, banks or other financial institutions that have an account with the depositary.

Special Investor Considerations for Global Securities. Because you, as an investor, will not be a registered legal holder of a global note, your rights relating to a global note will be governed by the account rules of your bank or broker and of the depositary, DTC, as well as general laws relating to securities transfers. We will not recognize a typical investor as a legal owner of the notes for any purpose under the indenture or the notes and instead will deal only with the trustee and DTC, the depositary that is the registered legal holder of the global notes.

You should be aware that as long as the new notes are issued only in the form of global securities:

     o    You cannot have any of the new notes registered in your own name.

     o You cannot receive physical certificates for your interest in the new notes.

     o You will not be a registered legal holder of any of the new notes and must look to your own bank or broker for payments on the new notes and protection of your legal rights relating to the new notes.

     o You may not be able to sell interests in any of the new notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

     o As an owner of beneficial interests in the global note, you may not be able to pledge your interests to anyone who does not have an account with DTC, or to otherwise take actions in respect of your interests, because you cannot obtain physical certificates representing those interests.

     o DTC's policies will govern payments of principal and interest, transfers, exchanges and other matters relating to your interest in a global note. We and the trustee have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global note. Also, we and the paying agent do not supervise DTC in any way.

     o DTC will require that interests in the global note be purchased or sold within its system using same-day funds.

Description of DTC. DTC has advised us as follows:

     o DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial
          Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

     o DTC holds securities that its participants ("direct participants") deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

     o Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

     o DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and the National Association of Securities Dealers, Inc.

     o Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

     o The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

The descriptions of the operations and procedures of DTC in this prospectus are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to change by them from time to time. Neither we, SYSCO, nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, or its participants directly to discuss these matters.

CERTIFICATED NOTES

In a few special situations described in the next paragraph, a global note will terminate and interests in it will be exchanged for physical certificates representing the notes previously included within the global note. After that exchange, the choice of whether to hold the notes directly or in "street name" (in computerized book-entry form) will be up to you. You must consult your own bank or broker to find out how to have your interests in the notes transferred to your own name if we complete such an exchange and you wish to be a direct legal holder of the notes.

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by the global notes upon surrender by DTC of the global notes if either:

     o DTC notifies us and the trustee that DTC is unwilling, unable or no longer qualified to continue acting as the depositary for the global note, or it has ceased to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be so registered, and we do not appoint a successor depositary within 90 days of that notice;

     o an event of default with respect to the notes represented by the global notes has occurred and is continuing, as described under "--Events of Default," and DTC requests the issuance of certificated notes; or

     o we notify the trustee that we have elected to cause the issuance of certificated notes under the indenture.

None of SYSCO, the trustee or us will be liable for any delay by DTC, its nominee or any DTC participant or indirect participant in identifying the owners of security entitlements in any related notes. We, SYSCO and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

We would issue certificated notes in the following manner:

     o    in fully registered form;

     o    without interest coupons; and

     o    in denominations of multiples of $1,000.

PAYMENTS ON THE NEW NOTES

Global Notes. Payments on the new notes represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the new notes represented by a global note, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for those customers. The participants will be responsible for those payments.

Under the terms of the indenture, we, SYSCO, as guarantor of the notes, the trustee and any paying agent we appoint may treat the persons in whose names the new notes, including the global notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Neither we, SYSCO nor the trustee will have any responsibility or liability for any aspect of DTC's, or its participants' or account holders' records relating to, or payments made on account of, beneficial ownership interests in the global note (including payments of principal and interest) or for maintaining, supervising or reviewing any records of those organizations relating to the new notes.

Holders of the new notes in "street name" and other owners of beneficial interests in a global note should consult their banks or brokers for information on how they will receive payments.

Certificated New Notes. Payment of the principal of certificated new notes, if any are issued, will be made at the office of the paying agent. Payment of the interest on certificated new notes will be paid by check mailed to you, if you are a registered holder of certificated notes. At the request of a registered holder of more than $1,000,000 principal amount of certificated notes, payments of principal or interest may be made to that holder by wire transfer.

CLEARANCE AND SETTLEMENT PROCEDURES

Principal and interest payments with respect to the new notes will be made in immediately available funds.

Global Notes. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Certificated Notes. Certificated new notes, if any are issued, may be presented for registration of transfer or exchange at the corporate trust office of the trustee in The City of New York, which we have appointed as the security registrar and transfer agent for the new notes.

                            UNITED STATES FEDERAL AND
                       CANADIAN INCOME TAX CONSIDERATIONS

The following summaries are of a general nature only and are not intended to be and should not be construed as legal or tax advice to any prospective holders of new notes, and no representations with respect to the tax consequences to any particular holder of new notes are made hereby. Accordingly, prospective holders of new notes should consult with, and rely upon, their own tax advisors for advice with respect to the tax consequences to them of the exchange of old notes for new notes in light of their own particular circumstances, including any consequences arising under federal, state, provincial and local tax laws of the United States, Canada and any other taxing jurisdiction.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain of the U.S. federal income tax consequences of the exchange of old notes for new notes and the ownership and disposition of new notes. This discussion applies only to beneficial owners of old notes that purchased the old notes at their "issue price" on the issue date in connection with the issue of the old notes and who exchange such old notes for new notes in this exchange offer. Except where noted, this discussion deals only with old notes held as capital assets and does not apply to holders that are subject to special tax rules. For example, this discussion does not address:

     o tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting, corporations that accumulate earnings to avoid federal income tax, insurance companies, or, in some cases, an expatriate of the United States or a nonresident alien individual who has made a valid election to be treated as a United States resident;

     o tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

     o tax consequences to U.S. holders of notes whose "functional currency" is not the U.S. dollar;

     o    alternative minimum tax consequences; or

     o    any state or local tax consequences.

The discussion below is based upon the provisions of the Internal Revenue Code, existing and proposed regulations promulgated thereunder, and published rulings and judicial decisions, all as of the date of this prospectus. Those authorities may be changed, perhaps retroactively, in which case U.S. federal income tax consequences may be different from those discussed below.

You should consult your own tax advisors concerning the U.S. federal income tax consequences to you of the exchange of old notes for new notes, the ownership and disposition of new notes and any consequences arising under the tax laws of any state, local or other jurisdiction.

CONSEQUENCES TO UNITED STATES HOLDERS

The following discussion summarizes certain U.S. federal tax consequences that will apply to you if you are a United States holder of old notes.

 "United States holder"  means a beneficial owner of an old note who:

     o    a citizen or resident of the United States;

     o a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

     o an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

     o a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The Exchange. The exchange of old notes for new notes should not be treated as an exchange for United States federal income tax purposes. Therefore, a new note should be treated as a continuation of the corresponding old note and, as a result, an exchanging United States holder should not recognize any gain or loss on the exchange, and its holding period and basis in the new note would be the same as in the old note.

Payments of Interest. Interest on a new note will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

The notes will be treated as indebtedness of a U.S. obligor for U.S. federal income tax purposes and, as a result, interest on the notes generally will be treated as U.S. source income. Nonetheless, in the case of a United States holder that is entitled to benefits under the Canada-United States Tax Convention, as currently in effect, interest income on the notes may, subject to certain restrictions and limitations, be treated as foreign source income for purposes of claiming a U.S. foreign tax credit for certain Canadian income taxes, if any, imposed on the holder.

Sale, Exchange and Retirement of Notes. In general, your tax basis in a new note will be equal to your tax basis in the old note, reduced by any cash payments on that note other than stated interest. Upon the sale, exchange, retirement or other disposition of a note, you generally will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued stated interest that you did not previously include in income, which will be taxable as ordinary income) and your adjusted tax basis in the note. That gain or loss will be capital gain or loss and generally will be a U.S. source gain or loss unless it is attributable to an office or other fixed place of business maintained by you outside the United States and certain other conditions are met. Capital gains of individuals derived in respect of capital assets held for more than one year may be eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Market Discount. The market discount provisions of the Internal Revenue Code may apply to a purchaser of the new notes. For this purpose, the market discount on a note generally will equal the amount, if any, by which the stated redemption price at maturity of the note immediately after its acquisition, other than at original issue, exceeds the U.S. holder's adjusted tax basis in the note. Subject to a limited exception, these provisions generally require a U.S. holder who acquires a note at a market discount to treat as ordinary income any gain recognized on the disposition of that note to the extent of the accrued market discount on that note at the time of maturity or disposition, unless the U.S. holder elects to include accrued market discount in income over the life of the note.

This election to include market discount in income over the life of the note, once made, applies to all market discount obligations acquired on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. In general, market discount will be treated as accruing on a straight-line basis over the remaining term of the note at the time of acquisition, or, at the election of the U.S. holder, under a constant yield method. If an election is made to accrue market discount under a constant yield method, it will apply only to the note with respect to which it is made, and may not be revoked. A U.S. holder who acquires a note at a market discount and who does not elect to include accrued market discount in income over the life of the note may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until maturity or until the note is disposed of in a taxable transaction.

Amortizable Premium. In general, if you acquire a note for a premium over its stated principal amount, plus accrued interest, such excess will constitute bond premium. A U.S. holder generally may elect to amortize the premium over the remaining term of the note under a constant-yield method, with a corresponding decrease in tax basis. Such amortized premium is treated as an offset to interest income on the note and not as a separate deduction. The election to amortize premium on a constant yield method, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If the U.S. holder does not elect to amortize bond premium, that premium will decrease the gain or increase the loss otherwise recognized on disposition of a new note.

Information Reporting and Backup Withholding. In general, information reporting requirements will apply to certain payments of principal and interest on the new notes and to the proceeds of sale of the new notes unless you are an exempt recipient (such as a corporation). A backup withholding tax at a rate equal to the fourth lowest income tax rate applicable for individuals (which, under current law, is 30% for 2002 and 2003, 29% for 2004 and 2005, 28% for 2006 and
thereafter) will apply to such payments if you fail to provide a correct taxpayer identification number, certified under penalties of perjury, or certification of exempt status, or if you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your U.S. federal income tax returns.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

CONSEQUENCES TO NON-UNITED STATES HOLDERS

The following is a discussion of certain of the U.S. federal income and estate tax consequences that generally will apply to you if you are a non-United States holder of new notes. A non-United States holder is a beneficial owner of new notes other than a United States holder.

U.S. Federal Withholding Tax. The 30% U.S. federal withholding tax will not apply to any payment to you of interest on the new notes, provided that:

     o you do not actually or constructively own 10% or more of the total combined voting power of all classes of SYSCO voting stock within the meaning of Section 871(h)(3) of the Internal Revenue Code and related U.S. Treasury regulations;

     o you are not a controlled foreign corporation that is related, directly or indirectly, to SYSCO through stock ownership and you are not a bank that received the notes on an extension of credit entered into in the ordinary course of your trade or business; and

     o either (1) you provide your name and address on an IRS Form W-8BEN, and certify, under penalty of perjury, that you are not a U.S. person or (2) you hold your new notes through certain foreign intermediaries and you satisfy the certification requirements of applicable U.S. Treasury regulations.

If you do not satisfy the requirements described above, payments of interest made to you will be subject to the 30% U.S. federal withholding tax, unless you provide us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in the rate of withholding under an applicable tax treaty (in which case interest on the new notes will be subject to U.S. federal withholding tax at the applicable treaty rate) or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the new notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States.

The 30% U.S. federal withholding tax generally will not apply to any payment of principal or any gain that you realize on the sale, exchange, retirement or other disposition of the new notes.

U.S. Federal Estate Tax. Your estate will not be subject to U.S. federal estate tax on the new notes beneficially owned by you at the time of your death, provided that, at the time of your death (1) you do not own, within the meaning of the Internal Revenue Code and the U.S. Treasury regulations, 10% or more of the total combined voting power of all classes of SYSCO voting stock, and (2) interest on the new notes would not have been effectively connected with the conduct by you of a trade or business in the United States.

U.S. Federal Income Tax. If you are engaged in a trade or business in the United States and interest on any new note is effectively connected with the conduct of that trade or business, you will be subject to U.S. federal income tax on that interest on a net income basis (although generally exempt from the 30% withholding tax) in the same manner as if you were a U.S. person as defined under the Internal Revenue Code. In addition, if you are a foreign corporation, you may also be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by you of a trade or business in the United States. For this purpose, interest on new notes will be included in your earnings and profits.

Any gain or income realized on the disposition of a new note generally will not be subject to U.S. federal income tax unless (1) that gain or income is effectively connected with the conduct of a trade or business in the United States by you, or (2) in the case of gain, you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

Information Reporting and Backup Withholding. Under U.S. Treasury regulations that became effective for payments made on or after January 1, 2001, backup withholding and information reporting will not apply to payments that we make or any of our paying agents (in its capacity as such) makes to you if you have provided the required certification that you are a non-United States holder and provided that neither we nor any of our paying agents has actual knowledge that you are a United States holder (as described above).

In addition, you will not be subject to backup withholding and information reporting with respect to the proceeds of the sale of a new note within the United States or conducted through certain U. S. -related financial intermediaries, if the payor receives the statement described above and does not have actual knowledge that you are a U.S. person, as defined under the Internal Revenue Code, or you otherwise establish an exemption.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the IRS.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

General. This summary is of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the Income Tax Regulations (which we refer to in this section as the Act and the Regulations, respectively) in effect on the date hereof generally applicable to a beneficial owner of old notes who exchanges such old notes for new notes, a Holder, pursuant to the exchange offer and who, for the purposes of the Act:

     o    deals with us at arm's-length;

     o    is neither  resident  nor deemed to be resident in Canada at any time;
          and

     o holds the notes as capital property and does not use or hold and is not deemed to use or hold the notes in a business that the Holder carries on, or is deemed to carry on, in Canada at any time.

For purposes of the Income Tax Act (Canada), related persons (as defined therein) are deemed not to deal at arm's length, and it is a question of fact whether persons not related to each other deal at arm's length.

Special rules that are not discussed in this summary may apply to a Holder that is an insurer carrying on business in Canada and in a country other than Canada. This summary is not applicable to a Holder that is a "financial institution," as defined by the Act for purposes of certain rules applicable to income, gain or loss arising from "mark-to-market property. "

We have based this summary on the current provisions of the Act and the Regulations, all specific proposals to amend the Act and Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this prospectus and the current published administrative practices and policies of the Canada Customs and Revenue Agency. This summary assumes that the Act and the Regulations will be amended in accordance with the proposals as so announced, although no assurance of that can be given.

This summary is not exhaustive of all possible Canadian federal income tax considerations, and except for the proposed amendments, does not take into account or anticipate any changes in law whether by judicial, governmental or legislative decision or action, nor does it take into account tax legislation or considerations of any province or territory of Canada or any jurisdiction other than Canada. The provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from federal income tax legislation.

This summary is of a general nature only and is not intended to be, and should not be interpreted as, legal or tax advice to any particular Holder. Accordingly, holders of old notes considering exchanging their old notes for new notes are urged to consult their own tax advisors as to the particular tax consequences to them of participating in the exchange offer.

Canadian Withholding Tax. Subject to the exception in the next paragraph, any amount paid or credited, or deemed to be paid or credited, by a resident of Canada as, on account or in lieu of payment of, or in satisfaction of interest to non-residents of Canada (other than certain persons carrying on business in Canada, to the extent provided in the Act and the Regulations) generally will be subject to a 25% non-resident withholding tax. The rate of such tax may be reduced through the application of international tax treaties or conventions to which Canada is a party, usually to a rate of 10% or 15%.

Generally, interest (other than certain interest described in the Act) payable by a corporation resident in Canada to non-residents of Canada who deal at arm's-length with that corporation on an obligation where the evidence of indebtedness was issued by that corporation after June 23, 1975 is exempt from such withholding tax if under the terms of the obligation or any related agreement, the corporation may not under any circumstances be obliged to pay more than 25% of the principal amount of the obligation (or the aggregate principal amount of a number of obligations, identical in all respects but for their separate principal amounts, that comprise a single debt issue of obligations) within five years from the date of its issue except:

     o    in the event of a failure or default under such terms or agreement;

     o if the terms of the obligation or such agreement become unlawful or are changed by legislation or by a court, statutory board or commission;

     o if such a non-resident person exercises a right under the terms of the obligation or such agreement to convert the obligation into, or exchange the obligation for, a "prescribed security" under the Act and the Regulations for this purpose; or

     o    in the event of the death of the holder of the obligation.

For purposes of the Act and the Regulations, we are treated as a corporation resident in Canada. We believe that interest (including any make-whole premium deemed to be interest) paid or credited (or deemed to be paid or credited for purposes of the Act) on a new note to a Holder will be exempt from Canadian withholding tax.

In addition, no other taxes on income including taxable capital gains will be payable by a Holder in respect of the acquisition, ownership or disposition of a new note. The exchange of old notes for new notes will not result in any Canadian federal income tax consequences to a Holder.

                              PLAN OF DISTRIBUTION

     We are not using any underwriters for this exchange offer.

     Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any new notes received in exchange for new notes acquired by the broker-dealer as a result of market-making or other trading activities. For a period of up to 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents. In addition, during this 180-day period, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of new notes by broker-dealers or any other persons. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the notes, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit resulting from these resales of new notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

                                  LEGAL MATTERS

The validity of the new notes will be passed upon for us by Arnall Golden Gregory LLP, Atlanta, Georgia, SYSCO's outside counsel, and Stewart McKelvey Stirling Scales LLP, our special Canadian counsel. Jonathan Golden, the sole shareholder of a professional corporation which is a partner of Arnall Golden Gregory LLP, is one of SYSCO's directors. Attorneys with the firm Arnall Golden Gregory LLP own an aggregate of approximately 170,000 shares of SYSCO common stock.

                                     EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of SYSCO Corporation at June 29, 2002, and for each of the three year periods then ended appearing in SYSCO Corporation's Annual Report on Form 10-K for the fiscal year ended June 29, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report included therein and incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

No dealer, salesperson, or other individual has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make an offer in those jurisdictions. Neither the delivery of this prospectus nor any sale made hereunder will, under any circumstances, create any implication that the information in this prospectus is correct as of any time subsequent to the date of this prospectus or that there has been no change in the affairs of SYSCO or SYSCO International, Co. since that date.


                            SYSCO INTERNATIONAL, CO.

                                OFFER TO EXCHANGE

                              6.10% NOTES DUE 2012

                          UNCONDITIONALLY GUARANTEED BY

                                SYSCO CORPORATION

                               NOVEMBER ___, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation Law and the Restated Certificate of Incorporation, as amended, and the Amended and Restated By-laws of SYSCO contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act and the Exchange Act.

     SYSCO has entered into indemnity contracts and provides indemnity insurance pursuant to which officers and directors are indemnified and insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a)  Exhibits             Description
             --------             -----------

              1.1*  Purchase  Agreement  dated as of May 20, 2002 between  SYSCO
                    International,   Co.,  SYSCO  Corporation  and  the  several
                    purchasers named in Schedule I thereto.

             4.1* Indenture, including form of note, dated May 23, 2002, between SYSCO International, Co., SYSCO Corporation and Wachovia Bank, National Association, as trustee.

             4.2* Registration Rights Agreement dated May 23, 2002 between SYSCO International, Co., SYSCO Corporation and the several initial purchasers named therein.

             5.1*   Opinion of Arnall Golden Gregory LLP.

             5.2*   Opinion of Stewart McKelvey Stirling Scales.

            23.1*   Consent  of  Arnall  Golden  Gregory  LLP  (included  in the
                    opinion   filed  as   Exhibit   5.1  to  this   Registration
                    Statement).

            23.2    Consent of Ernst & Young LLP.

            24.1* Powers of Attorney (included in the signature page of this Registration Statement).

            25.1*   Statement of Eligibility of Trustee on Form T-1.

            99.1*   Form of Letter of Transmittal for old 6.10% notes due 2012.

            99.2* Form of Notice of Guaranteed Delivery for old 6.10% notes due 2012.

            99.3* Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

            99.4*   Form of Letter to Clients.

--------------------
          *Previously filed.

          (b)  Financial Statement Schedules -- None

          (c)  Report, Opinion or Appraisal - Not applicable

ITEM 22. UNDERTAKINGS

          (a)  The undersigned Registrant hereby undertakes as follows:

               1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               4. That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

               5. That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

               7. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas, on the 31st day of October, 2002.

                                           SYSCO CORPORATION

                                           By:/s/Charles H. Cotros
                                              ----------------------------------
                                                 Charles H. Cotros
                                           Chairman and Chief Executive  Officer


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                       TITLE                          DATE

/s/Charles H. Cotros            Chairman, Chief Executive      October 31, 2002
----------------------          Officer and Director
Charles H. Cotros               (principal executive officer)

/s/John K. Stubblefield, Jr.    Executive Vice President,      October 31, 2002
----------------------------    Finance and Administration
John K. Stubblefield, Jr.       (principal financial and
                                accounting officer)

               *                Director                       October 31, 2002
----------------------------
John W. Anderson

               *                Director                       October 31, 2002
----------------------------
Colin G. Campbell

               *                Director                       October 31, 2002
----------------------------
Judith B. Craven

               *                Director                       October 31, 2002
-----------------------------
Jonathan Golden

/s/ Thomas E. Lankford          Director                       October 31, 2002
-----------------------------
Thomas E. Lankford

               *                Director                       October 31, 2002
-----------------------------
Richard G. Merrill

               *                Director                       October 31, 2002
-----------------------------
Frank H. Richardson

/s/Richard J. Schnieders        Director                       October 31, 2002
-----------------------------
Richard J. Schnieders

               *                Director                       October 31, 2002
-----------------------------
Phyllis S. Sewell

               *                Director                       October 31, 2002
-----------------------------
Jackie M. Ward

By:  */s/ Charles H. Cotros
       Charles H. Cotros
       Attorney-in-Fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas, on the 31st day of October, 2002.

                                          SYSCO International, Co.

                                          By  /s/ Michael C. Nichols
                                            ------------------------------------
                                              Michael C. Nichols
                                              President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                              DATE

/s/ Michael C. Nichols      President and Director             October 31, 2002
------------------------    (principal executive officer)
Michael C. Nichols

/s/ Diane Day Sanders       Treasurer and Director             October 31, 2002
------------------------    (principal financial and
Diane Day Sanders           accounting officer)

/s/ Bruce Soltis            Director                           October 31, 2002
------------------------
Bruce Soltis

                                  EXHIBIT INDEX


   Exhibits    Description

   1.1* Purchase Agreement dated as of May 20, 2002 between SYSCO International, Co., SYSCO Corporation and the several purchasers named in Schedule I thereto.

   4.1* Indenture, including form of note, dated May 23, 2002, between SYSCO International, Co., SYSCO Corporation and Wachovia Bank, National Association, as trustee.

   4.2* Registration Rights Agreement dated May 23, 2002 between SYSCO International, Co., SYSCO Corporation and the several initial purchasers named therein.

   5.1*        Opinion of Arnall Golden Gregory LLP.

   5.2*        Opinion of Stewart McKelvey Stirling Scales.

   23.1* Consent of Arnall Golden Gregory LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

   23.2        Consent of Ernst & Young LLP.

   24.1* Powers of Attorney (included in the signature page of this Registration Statement).

   25.1*       Statement of Eligibility of Trustee on Form T-1.

   99.1*       Form of Letter of Transmittal for old 6.10% notes due 2012.

   99.2*       Form of Notice of  Guaranteed  Delivery  for old 6.10%  notes due
               2012.

   99.3* Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

   99.4*       Form of Letter to Clients.
  ------------------------------

     *Previously filed.





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